Exhibit 32.1

CERTIFICATIONS OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATIONS

In connection with the Quarterly Report of Nutrition 21, Inc., a New York corporation (the “Company”), on Form 10-Q for the quarter ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), Paul Intlekofer, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul Intlekofer
Paul Intlekofer President and Chief Executive Officer
February 11, 2008

A signed original of this written statement required by Section 906 has been provided to Nutrition 21, Inc. and will be retained by Nutrition 21, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.